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                                                                   Item 27(n)(i)


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Prospectus and to the use of our reports (1) dated February 14, 2003 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, (2) dated January 31, 2003, with respect to financial statements of the WRL Series Life Corporate Account and
(3) dated January 31, 2003, with respect to financial statements of the WRL Series Life Corporate Account, included in Post-Effective Amendment No. 12 to the Registration Statement (Form N-6 No.333-57681) and related Prospectus of WRL Series Life Corporate Account.

                                                            /s/Ernst & Young LLP



Des Moines, Iowa
April 16, 2003